Exhibit 10.1

AMENDMENT No. 2 to

SHARE EXCHANGE AGREEMENT

Dated: October 7, 2021

THIS AMENDMENT No. 2 to the SHARE EXCHANGE AGREEMENT (“Amendment No. 2”) is entered into and effective as of October 7, 2021, by and between (i) Novo Integrated Sciences, Inc., a Nevada corporation (“Parent”), (ii) Novo Healthnet Limited, a limited company incorporated under the Laws (as defined below) of the Province of Ontario, Canada (“NHL” or the “Buyer”), (iii) Acenzia Inc., an Ontario Canada corporation (“ACZ”), (iv) Avec8 Holdings Inc., a Canadian Federal corporation (“Avec8”), Ambour Holdings Inc., an Ontario Canada corporation (“Ambour”), Indrajit Sinha a Canadian resident (“IS”), Grant Bourdeau, a Canadian resident (“GB”) and Derrick Bourdeau a Canadian resident (“DB”). Collectively, Avec8, Ambour, IS, GB and DB represent all shareholders of ACZ (the “ACZ Shareholders”).

Each of the Parent, NHL, ACZ and the ACZ Shareholders, may be referred to herein individually as a “Party” and collectively as the “Parties.” The Parent and NHL collectively may be referred to herein as the “Company”. The ACZ Shareholders and ACZ collectively may be referred to herein as the “ACZ Parties”.

WITNESSETH

WHEREAS, the Parent, NHL, ACZ and the ACZ Shareholders are parties to that certain Share Exchange Agreement, dated as of May 28, 2021 and closed on June 24, 2021 (the “Original Agreement”) resulting in NHL owning all of the ACZ Purchased Shares, representing 100% of the issued and outstanding shares in ACZ and the ACZ Shareholders receiving NHL Exchangeable Preferred Shares in consideration for the Purchased Shares; and

WHEREAS, on September 22, 2021, the Parties entered into an Amendment No. 1 (“Amendment No. 1”) amending certain terms and provisions of the Original Agreement, and

WHEREAS, the Parties hereto desire to amend certain terms and provisions of Amendment No. 1, as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein and for other valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereto agree, subject to the terms and conditions hereinafter set forth, as follows:

1.	Definitions. Defined terms used herein without definition shall have the meaning given them in the Original Agreement.

2.	Amendments to the Original Agreement and Amendment No. 1.

2.1	Section 2.04 (a) (iii) of the Original Agreement and Section 2.2 of Amendment No. 1 shall be deleted in its entirety and replaced with the following:

Within 120 days after the Closing Date, the Buyer shall prepare and deliver to the ACZ Shareholders, with the assistance of and information provided by the ACZ Shareholders, a statement setting forth its calculations of Closing Working Capital as of the Calculation Time, which statement shall contain an unaudited balance sheet of ACZ as of the Closing Date (without giving effect to the transactions contemplated herein) (the “Final Closing Balance Sheet”) and a certificate of an officer of the Buyer that the Final Closing Balance Sheet was prepared in accordance with GAAP applied using the same accounting methods, practices, principles, policies, and procedures, with consistent classifications, judgments, and valuation and estimation methodologies that were used in the preparation of the Financial Statements as if such Final Closing Balance Sheet was being prepared and audited as of a financial year end. The costs and expenses with respect to the preparation, review, and submission of the Final Closing Balance Sheet shall be borne by ACZ.

3.	Effect of Amendment No. 2 to the Original Agreement and Amendment No. 1.

3.1	Ratification. Except as expressly modified by this Amendment No. 2, all terms of the Original Agreement and Amendment No. 1 shall remain in full force and effect and are hereby ratified and confirmed in their entirety.

3.2	No Waivers. The execution, delivery and performance of this Amendment No. 2 will not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the parties under, the Original Agreement or any other document relating to the Original Agreement.

3.3	References. On and after the effective date hereof, each reference in the Original Agreement to “this Original Agreement,” “Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Original Agreement, and each reference in any other document relating to the “Agreement,” “Original Agreement,” “thereunder,” “thereof,” or words of like import referring to the Agreement, means and references the Agreement as amended hereby.

4.	Miscellaneous.

4.1	Counterparts. This Amendment No. 2 may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. The execution and delivery of a facsimile or other electronic transmission of a signature to this Amendment shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

4.2	Governing Law. This Amendment No. 2 shall be governed by, enforced, and construed under and in accordance with the Laws of the Province of Ontario, without giving effect to the principles of conflicts of law thereunder. Each of the Parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the province or federal courts of Canada with jurisdiction in Ontario. By execution and delivery of this Amendment No. 2, each Party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

4.3	The headings contained in this Amendment No. 2 are intended solely for convenience and shall not affect the rights of the Parties.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 2 as of the date first-above written.

Novo Integrated Sciences, Inc.

By:	/s/ Robert Mattacchione
Robert Mattacchione, CEO

Novo Healthnet Limited

By:	/s/ Robert Mattacchione
Robert Mattacchione, Chairman

Acenzia Inc.

By:	/s/ Grant Bourdeau
Grant Bourdeau, Co-President/Co-Founder

Ambour Holdings Inc.

By:	/s/ Grant Bourdeau
Grant Bourdeau, CEO/President

Avec8 Holdings Inc.

By:	/s/ Indrajit Sinha
Indrajit Sinha, CEO/President

[Signatures Continue on Following Page]

Indrajit Sinha, an Individual Canadian Citizen

By:	/s/ Indrajit Sinha
Indrajit Sinha

Grant Bourdeau, an Individual Canadian Citizen

By:	/s/ Grant Bourdeau
Grant Bourdeau

Derrick Bourdeau, an Individual Canadian Citizen

By:	/s/ Derrick Bourdeau
Derrick Bourdeau

[End of Signature Pages]